Exhibit 99.1

October 7, 2014

Liberty Media Corporation to Present at the FBR Digital Media Thought Leaders Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) announced that Greg Maffei, President and CEO of Liberty Media Corporation, will be presenting at the FBR Digital Media Thought Leaders Conference, on Thursday, October 9th at 2:30 p.m., E.D.T. at the Paley Center for Media in New York, NY.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast, as well as to access an archive of the webcast, which is expected to be available for a period of time following the presentation.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, and Live Nation Entertainment, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Media Corporation